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                                                                    Exhibit 99.2

                                 CBS CORPORATION
                              EARNINGS INFORMATION
                                  FIRST QUARTER
                                   (unaudited)



        (in millions except per share data)                      Three Months Ended
                                                                       March 31
                                                              -------------------------
                                                                1998              1997
                                                              -------------------------
Sales and operating revenues                                  $ 1,949           $ 1,326

Operating expenses                                             (1,645)           (1,240)
Depreciation and amortization                                    (130)             (105)
Residual costs of discontinued businesses                         (38)              (35)
                                                              -------           -------
Operating costs and expenses                                   (1,813)           (1,380)
                                                              -------           -------

Operating profit (loss)                                           136               (54)

Other income and expenses, net                                      5                41

Interest expense                                                  (75)             (101)
                                                              -------           -------

Income (loss) from Continuing Operations before
  income taxes and minority interest                               66              (114)

Income tax benefit (expense)                                      (47)               22

Minority interest                                                  --                 1
                                                              -------           -------

Income (loss) from Continuing Operations                           19               (91)
                                                              -------           -------

Discontinued Operations, net of income taxes:
   Loss from Discontinued Operations                               --               (60)

   Estimated gain (loss) on disposal of Discontinued
       Operations                                                  --                --
                                                              -------           -------

Loss from Discontinued Operations                                  --               (60)
                                                              -------           -------

Net Income (loss)                                             $    19           ($  151)
                                                              =======           =======


Dividend requirements for Series C preferred stock                 --                12

Net income (loss) applicable to common stock                  $    19           ($  163)
                                                              =======           =======

Average shares outstanding - basic                                698               589
Average shares outstanding - diluted                              718               589

Basic earnings (loss) per common share:
   Continuing Operations                                      $  0.03           ($ 0.18)
   Discontinued Operations                                    $  0.00           ($ 0.10)
                                                              -------           -------

   Basic earnings (loss) per common share                     $  0.03           ($ 0.28)
                                                              =======           =======

Diluted earnings (loss) per common share:
   Continuing Operations                                      $  0.03           ($ 0.18)
   Discontinued Operations                                    $  0.00           ($ 0.10)
                                                              -------           -------

   Diluted earnings (loss) per common share                   $  0.03           ($ 0.28)
                                                              =======           =======
